Exhibit 99.1

AMENDMENT

TO

Confidentiality AGREEMENT

THIS Amendment (this “Amendment”) is made as of August 5, 2019 to that certain CONFIDENTIALITY AGREEMENT (the “Confidentiality Agreement”), dated as of February 8, 2019, made by and among Apogee Enterprises, Inc., a Minnesota corporation (the “Company”) and Engaged Capital LLC, Engaged Capital Flagship Master Fund, LP, Engaged Capital Co-Invest VIII, LP, Engaged Capital Flagship Fund, LP, Engaged Capital Flagship Fund, Ltd., Engaged Capital Holdings, LLC and Glenn W. Welling (collectively, “Engaged Capital”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Confidentiality Agreement.

The Company and Engaged Capital hereby acknowledge and agree as follows:

Paragraph 8 of the Confidentiality Agreement shall be amended to replace the first sentence of such paragraph in its entirety with the following “The Company shall hold its 2019 annual meeting of shareholders (the “2019 Annual Meeting”) no earlier than 45 days after the Termination Date and the Company agrees not to file its preliminary proxy statement in connection with the 2019 Annual Meeting prior to the Termination Date.”

Paragraph 9 of the Confidentiality Agreement shall be amended to replace the words “the date that is six months from the effective date of this Agreement” with “September 15, 2019.”

For the avoidance of doubt, Engaged Capital shall be permitted to file an amendment to its Schedule 13D in respect of the Company regarding the fact that this Amendment has been entered into and attaching a copy of this Amendment as an exhibit thereto.

Except as expressly amended hereby, the Confidentiality Agreement remains unchanged and in full force and effect according to the terms originally stated therein. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Apogee Enterprises, Inc.

By:	/s/ Patricia A. Beithon
	Name:	Patricia A. Beithon
	Title:	General Counsel and Secretary

Engaged Capital Flagship Master Fund, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

Engaged Capital Co-Invest VIII, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

Engaged Capital Flagship Fund, LP

By:	Engaged Capital, LLC General Partner

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

Engaged Capital Flagship Fund, Ltd.

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Director

Signature Page to Amendment to Confidentiality Agreement

Engaged Capital, LLC

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Founder and Chief Investment Officer

Engaged Capital Holdings, LLC

By:	/s/ Glenn W. Welling
	Name:	Glenn W. Welling
	Title:	Sole Member

/s/ Glenn W. Welling
Glenn W. Welling

Signature Page to Amendment to Confidentiality Agreement